Exhibit 99.6

REVOCABLE PROXY

SPECIAL MEETING OF THE STOCKHOLDERS OF
INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
Proxy for Special Meeting of Stockholders
Solicited by the Board of Directors

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE IMSI BOARD OF DIRECTORS FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 16, 2006 AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby constitutes and appoints Martin Wade and Robert O'Callahan, and each of them, with full power and substitution, to represent the undersigned and to vote at the Special Meeting of Stockholders (the “Special Meeting”) of International Microcomputer Software, Inc. (“IMSI”) to be held on February 16, 2006, at 10 A.M., local time, at the offices of AccessMedia, 9201 Oakdale Avenue, Suite 200, Chatsworth, CA 91311, and at any adjournment or postponement of thereof (1) as hereinafter specified upon the proposals listed on below and as more particularly described in the Proxy Statement to which this proxy is attached and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournments or postponement thereof. Said proxies are directed to vote the shares the undersigned would be entitled to vote, if then personally present, in accordance with the following instructions. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 4. A vote FOR the following proposals is recommended by the Board of Directors.

PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1. To approve the change the state of incorporation of IMSI from California to Delaware by merging IMSI with and into a wholly owned subsidiary of IMSI that is incorporated under the laws of Delaware, referred to as the Reincorporation Proposal, which reincorporation will cause certain changes to IMSI's articles of incorporation and by-laws including a reverse one for two stock split and cause IMSI's name to be changed to Broadcaster, Inc., all of which is more fully set out in the accompanying proxy statement

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To authorize the Board of Directors to effect the reverse one for two stock split of IMSI common stock if and when it deems it in the best interests of IMSI and its shareholders.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To amend the 2004 Incentive Stock Option Plan to increase the number of options to purchase IMSI common stock to be issued pursuant to the Plan by 6,500,000 (before giving effect to the reverse one for two stock split).

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. To approve any adjournments of the Special Meeting to another time or place for the purpose of soliciting additional proxies in favor of the foregoing proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed on reverse side)

(Continued from reverse side)

SPECIAL MEETING OF THE STOCKHOLDERS OF

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
February 16, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of International Microcomputer Software, Inc. called for February 16, 2006 and the Proxy Statement prior to signing this proxy.

CHECK HERE IF YOU PLAN TO ATTEND THE FEBRUARY 16, 2006 SPECIAL MEETING OF STOCKHOLDERS IN PERSON: ☐

Even if you are planning to attend the meeting in person, you are urged to sign and mail you proxy in the return envelope so that your stock may be represented at the meeting.

To change the address on your account, please check this box ☐ and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Dated: ________________, 2006

Signature of Stockholder	Title (if applicable)

Address

Dated: ________________, 2006

Signature of Stockholder	Title (if applicable)

Note: Please sign exactly as your name appears on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign the full corporate name by the duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in the partnership name by the authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AT THE DISCRETION OF THE PROXY HOLDERS. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

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